UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 17, 2024

Scholar Rock Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor, Cambridge, MA 02142

(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment No. 4 to Loan and Security Agreement

On May 17, 2024 (the “Effective Date”), Scholar Rock Holding Corporation (the “Company” or “we”) and Scholar Rock, Inc., a wholly-owned subsidiary of the Company (“Scholar Rock” and collectively with the Company, the “Borrower”), entered into the Fourth Amendment (“Loan Amendment No. 4”) to the Loan and Security Agreement, dated October 16, 2020, by and with Oxford Finance LLC and Silicon Valley Bank (each, a “Lender” and collectively, the “Lenders”).

Pursuant to the Loan Agreement, we previously received $50 million in loan proceeds under the Loan Agreement. Pursuant to Loan Amendment No. 4, we and the Lenders agreed to amend the milestones required to access an additional tranche of $25.0 million that is available to us under the Loan Agreement. The fourth tranche is available at our discretion through December 2024, upon achievement of certain clinical and business milestones. Loan Amendment No. 4 also extended the interest-only payment period for an additional six months through May 2025, with principal payments to commence in June 2025, or for an additional six months through November 2025 upon achievement of certain business performance milestones, with principal payments to commence in December 2025.

The foregoing description of Loan Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to Loan Amendment No. 4, which we intend to file as an exhibit to our Form 10-Q for the fiscal quarter ending June 30, 2024.

Item 7.01. Regulation FD Disclosure.

On May 22, 2024, the Company will hold its previously announced “Investor Day” event beginning at 8:30 a.m. ET. During the event, representatives of the Company will, among other things, provide a business update, including the initiation of the Phase 2 EMBRAZE trial of apitegromab in obesity and provide new preclinical data for SRK-439 in obesity. A copy of the press release relating to the Investor Day event is attached hereto as Exhibit 99.1 and a copy of the presentation slides to be used by the Company during the Investor Day event and webcast is attached hereto as Exhibit 99.2. A live webcast of the Investor Day event may be accessed by visiting the Investors & Media section of the Company’s website at http://investors.scholarrock.com. A recording of the webcast will also be available on the Company’s website after the event.

The information in this report furnished pursuant to Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 and Exhibits 99.1 and 99.2 of this report.

Item 8.01. Other Events.

Phase 2 EMBRAZE Proof-of-Concept Trial

On May 22, 2024, the Company announced the initiation of the Phase 2 EMBRAZE proof-of-concept trial, designed to assess the safety and efficacy of apitegromab, a highly selective myostatin inhibitor, to preserve lean muscle mass in individuals living with obesity and on background therapy of a GLP-1 receptor agonist (GLP-1 RA). The results from this trial will inform the development of SRK-439, a novel investigational selective myostatin inhibitor optimized for the treatment of cardiometabolic disorders, including obesity.

EMBRAZE is a randomized, double-blind, placebo-controlled, Phase 2 proof-of-concept trial evaluating the efficacy, safety and pharmacokinetics of apitegromab in adults with a body mass index (BMI) of >27 (overweight) or a BMI of >30 (obese) and taking a GLP-1 RA (tirzepatide or semaglutide). The target enrollment of EMBRAZE is 100 subjects aged 18-65 who are overweight or obese without diabetes. As part of the study design, the treatment period is 24 weeks, and all subjects will receive a GLP-1 RA. In addition, all subjects will be randomized 1:1 to receive either apitegromab or placebo by intravenous (IV) infusion every four weeks during the 24-week treatment period. The primary endpoint is change from baseline at Week 24 in lean mass assessed by dual-energy X-ray absorptiometry. Secondary endpoints include additional weight loss measures, safety and tolerability, and pharmacokinetic outcomes. Exploratory endpoints at Weeks 24 and 32 include cardiometabolic parameters (e.g., HbA1c), body composition, and physical function. Primary data from EMBRAZE are expected in mid-2025 and will inform the Company’s development of SRK-439 towards anticipated IND filing in 2025.

SRK-439

On May 22, 2024, the Company also announced new preclinical data from a head-to-head comparison of SRK-439 and an anti-activin receptor II (anti-ActRII) antibody which demonstrate SRK-439’s potential as best in class in preserving lean mass in patients on GLP-1 RAs. For the head-to-head preclinical research study, the Company generated and tested an anti-ActRII antibody (a murine equivalent of bimagrumab) along with a murine equivalent of SRK-439 in a weight-stable diet-induced obesity (DIO) mouse model. Mice were given either semaglutide (0.04mg/kg, daily) with an IgG control antibody (weekly, 20mg/kg) or semaglutide (0.04mg/kg, daily) in combination with weekly injections of either SRK-439 (0.3-10mg/kg) or anti-ActRII (0.3-20mg/kg). Quantitative nuclear magnetic resonance (qNMR) was then used to analyze change in lean mass after four weeks of treatment.

Lean mass differences were significant in all doses of SRK-439 tested, supporting the hypothesis that SRK-439 could be an important therapy to aid in lean mass preservation and is suitable for subcutaneous dosing in a population of adults with obesity.

SRK-439 attenuated the GLP-1 RA-driven lean mass loss in combination with semaglutide at a dose as low as 0.3 mg/kg (8.3% lean mass loss from baseline) and with maximal effects observed at all doses over 1 mg/kg (4.2% lean mass loss from baseline at 10mg/kg), as compared to an IgG control + semaglutide (14.1% lean mass loss from baseline).

Superiority to anti-ActRII antibody was shown in all equivalent doses tested:

●	3 mg/kg: -4.7% SRK-439 vs. -12.0% for anti-ActRII
●	1 mg/kg: -5.0% SRK-439 vs. -12.6% for anti-ActRII
●	0.3 mg/kg: -8.3% SRK-439 vs. -15.4% for anti-ActRII.

Equivalent lean mass preservation was seen at the highest dose tested for both drugs; 10 mg/kg SRK-439 (-4.2%) and 20 mg/kg anti-ActRII (-4.3%).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on May 22, 2024, furnished hereto.
99.2	Investor Day Presentation, furnished hereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: May 22, 2024	By:	/s/ Junlin Ho
Junlin Ho
General Counsel and Corporate Secretary